FOR IMMEDIATE RELEASE – Cincinnati, OH – June 23, 2025 EXHIBIT 99.1
First Financial Bancorp and Westfield Jointly Announce First Financial’s Acquisition of Westfield Bancorp

•First Financial Bancorp (“First Financial”) has agreed to acquire Westfield Bancorp, which has $2.2 billion in assets, the holding company of Westfield Bank, FSB. This expands First Financial’s ability to serve the geographically attractive communities of Northeast Ohio.
•The acquisition will grow First Financial to a $20.6 billion Midwest-based institution, with a broad suite of capabilities for retail and business clients and a focus on community.
•All Westfield Bank retail locations will remain open and will be rebranded as First Financial Bank locations after closing of the transaction.

First Financial (Nasdaq: FFBC) announced today that it has entered into a definitive agreement to acquire Westfield Bancorp, in a cash and stock transaction, from Ohio Farmers Insurance Company (“Ohio Farmers”). Ohio Farmers is the parent company of the global property and casualty (P&C) insurance group conducting business as Westfield.

The acquisition builds on First Financial’s existing commercial banking and wealth management presence in Northeast Ohio by adding all of Westfield Bank’s retail banking locations and its commercial, insurance agency, and private banking services. Additionally, First Financial’s larger balance sheet will provide expanded credit capacity for Westfield Bank clients and additional growth opportunities for Westfield Bank employees.

“We are excited to welcome Westfield Bank and to accelerate our growth in Northeast Ohio,” said Archie Brown, president and CEO, of First Financial. “This targeted expansion of our commercial, consumer, and specialty banking businesses broadens our ability to serve additional clients, and it opens up new avenues for growth and profitability in an attractive geographical area. We are excited about the commercial banking focus of Westfield Bank as well as the complementary nature of Westfield Bank’s specialty lending businesses, which will build upon our existing strengths. Both teams share a community-first approach, while emphasizing a positive workplace culture, which is an excellent foundation for us as we expand our banking solutions to serve more communities. To demonstrate our commitment to Northeast Ohio, First Financial has committed to donate $500,000 to its Foundation for the benefit of local organizations in the communities served by Westfield Bank.”

This acquisition continues First Financial’s recent growth, including commercial banking expansions into Chicago, Cleveland, and Grand Rapids, from a Midwestern base that includes Cincinnati, Dayton, Indianapolis, Louisville, and Columbus, Ohio.

"This decision is aligned with our strategic focus on our portfolio of property and casualty insurance businesses, including the recent additions of Westfield Specialty U.S. and Westfield Specialty International to the portfolio," said Ed Largent, Westfield CEO and Board Chair. "We’re proud of what Westfield Bank has accomplished, and with First Financial’s strategic priorities centered on banking, Westfield Bank is well positioned for continued growth and success."

"Westfield Bank’s growth to become one of Ohio’s largest independently owned community banks has been a tremendous success story,” shared Mike Toth, Chairman, President, and CEO of Westfield Bank. “We are incredibly proud of the strong relationships we’ve built with our customers and the contributions our banking team has made over the past two decades. This next chapter will create new opportunities for our customers and employees, ensuring the Bank’s continued success for years to come."

Transaction Terms
Under the terms of the agreement, First Financial will purchase 100% of the stock of Westfield Bancorp, from its sole shareholder, Ohio Farmers. The transaction is valued at $325 million, which will be paid 80% in cash and 20% in stock of First Financial. Specifically, the transaction consideration will include $260 million in cash and approximately 2.75 million shares of First Financial stock, which equates to approximately $65 million based on the 10-day volume weighted average price (“VWAP”) of First Financial’s stock as of June 20, 2025. The transaction is expected to be 12% accretive to First Financial’s earnings with a tangible book value earn-back of approximately 2.9 years.

The transaction is expected to close in the fourth quarter of 2025, subject to regulatory approvals and satisfaction of customary closing conditions. No First Financial shareholder approval is required. Approval of Westfield Bancorp’s sole shareholder, Ohio Farmers, has been received.

Transaction Advisors
Janney Montgomery Scott is serving as financial advisor to First Financial. Keefe, Bruyette & Woods, A Stifel Company, is serving as financial advisor to Ohio Farmers. Amundsen Davis, LLC is serving as Legal Counsel to First Financial. Squire Patton Boggs, (US) LLP is serving as Legal Counsel to Ohio Farmers and Westfield Bancorp.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the acquisition on Tuesday, June 24, 2025, at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (800) 715-9871 (U.S. and Canada toll free) or (646) 307-1963 (U.S. toll), or (647) 932-3411 (Toronto, Canada), using conference ID code 9738295. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (800) 770-2030 (U.S. and Canada toll free), (609) 800-9099 (U.S. toll), using conference ID code 9738295. The recording will be available until July 8, 2025, at 11:59 p.m. Eastern Time. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2025, the Company had $18.5 billion in assets, $11.7 billion in loans, $14.2 billion in deposits and $2.5 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services to businesses and consumers across its key lines of business, including Commercial

Banking, Consumer Banking, Consumer Lending, Commercial Finance, and Wealth Management. Wealth Management services are provided by the Company's Yellow Cardinal Advisory Group division, offering wealth planning, portfolio management, trust and estate planning, brokerage services, and retirement plan services and had approximately $5.3 billion in assets under management or care as of March 31, 2025. The Company operated 127 full-service banking centers as of March 31, 2025, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. In 2025, First Financial Bank received its second consecutive Outstanding rating from the Federal Reserve for its performance under the Community Reinvestment Act and was recognized as a Gallup Exceptional Workplace Award winner, one of only 70 Gallup clients worldwide to receive this designation. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com

About Westfield
Founded in 1848, Westfield is a global leader in property and casualty insurance, delivering superior risk insights and innovative solutions to customers through a portfolio of insurance products. Westfield underwrites commercial, personal, surety and specialty lines of coverage through a network of leading independent agents and brokers in the United States and specialty products through Lloyd’s of London Syndicate 1200. As a mutual insurance company with nearly 3,000 employees, Westfield has revenues in excess of $4 billion and more than $11 billion in assets. Learn more at www.westfieldinsurance.com.

About Westfield Bank
Since its founding in 2001, Westfield Bank has become one of the leading financial institutions in Northeast Ohio. Westfield Bank provides comprehensive personal, business, and insurance agency banking products and services. A testament to the positive work culture and efforts in attracting, developing, and retaining top talent, Westfield Bank was honored with a 2024 NorthCoast 99 Award by ERC. The award recognizes the top 99 employers in Northeast Ohio that make a notable difference in the lives of their employees and the economic vitality of their communities. Additionally, the Bank was awarded a Top Workplaces 2024 award from The Plain Dealer and cleveland.com for the fifth year in a row. A workplace that embraces creative thinking, the importance of collaboration, and encourages an innovative mindset are signature to the work philosophy at Westfield Bank and the work environment that supports a positive work-life balance for employees. Learn more at westfield-bank.com.

##

Media Contact:
Timothy Condron, Corporate Communications Director
Email: media@bankatfirst.com
Phone: 513-979-5796

3